AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 9th day of December, 2010, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add Funds; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series to the Advisor Series Trust:

Exhibit Y, Alpha Defensive Growth Fund and Alpha Opportunistic Growth Fund, is hereby added to the Agreement and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy
Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Exhibit Y to the Advisors Series Trust Fund Administration Servicing Agreement

Name of Series	Date Added
Alpha Defensive Growth Fund	on or after December 9, 2010
Alpha Opportunistic Growth Fund	on or after December 9, 2010

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at December, 2010

Annual Fee Based Upon Average Net Assets Per Fund (Assumes [ ] Funds with [ ] cusips)*
[ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million
[ ] basis points on the balance
Minimum annual fee:  $[ ] first fund, $[ ] second fund

▪ Additional fee of $[ ] for each additional class
▪ Additional fee of $[ ] per manager/sub-advisor per fund

Services Included in Annual Fee Per Fund
▪ Daily performance reporting
▪ Advisor Information Source Web portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $[ ] /fund (subject to change based on Board review and approval)
▪ $[ ] / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature below acknowledges approval of the two fee schedules on this Exhibit Y.
Alpha Capital Funds Management, LLC

By: /s/ Bradley H. Alford

Printed Name: Bradley H. Alford

Title: President                                Date: January 12, 2011

Exhibit Y (continued) to the Advisors Series Trust Fund Administration Servicing Agreement

FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2010
Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ [ ] basis point on assets
▪ $[ ] additional minimum
Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $[ ] /project
▪ Subsequent new share class launch – $[ ] /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements
Daily Compliance Services (Charles River)
▪ Base fee – $[ ] /fund per year
▪ Setup – $[ ] /fund group
▪ Data Feed  – $[ ]/security per month
Section 15(c) Reporting
▪ $[ ] /fund per report – first class
▪ $[ ] /additional class report
Equity Attribution
▪ $[ ] first user
▪ $[ ] 2nd user
▪ $[ ] thereafter
▪ Plus, $[ ] - $[ ] annually
Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to [ ] non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes 24/7/365 access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover
Annual Fee
▪ $[ ] /year (includes [ ] external users)
▪ $[ ] /year per additional user
▪ $[ ] implementation/setup fee
Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $[ ] /CUSIP per month
▪ Setup – $[ ] /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $[ ] setup /FTP site
Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪ $[ ] /fund per month
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed